MEMORANDUM


Date: 02/06/2003

To:   The Board of Directors of
      Northwestern Mutual Series Fund, Inc. and
      Mason Street Funds, Inc. (the "Funds")

From: Ted S. Dryden

RE:   Summary of Proposed Changes to the Code of Ethics for Mason
      Street Advisors, LLC and the Funds

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1     SUMMARY OF 2/6/03 CODE OF ETHICS CHANGES:

1. Section 3.1.4 was amended to add certain officers of the Funds and MSA to the category of Access Persons who do not have to pre-clear securities transactions. Such persons are employees of US Bancorp Fund Services, LLC who are Fund officers for the purpose of making state "blue sky" filings on behalf of the Funds and employees of NML who are assistant secretaries of MSA in order to serve as backups for signing legal documents.

2. The Small Quantity pre-clearance exemption in Section 4.1.3 (1) of the Code was amended to remove the requirement that only 200 shares of a security could be traded on a single day without obtaining pre-clearance.

3. The Small Quantity pre-clearance exemption in Section 4.1.3 (1) of the Code was amended to include, rather than exclude, derivative instruments.

4. An additional pre-clearance exemption was added to Section 4.1.3 to clarify that purchases or sales that are "non-volitional" on the part of an Access Person do not require pre-clearance (e.g., securities acquired as a result of a spin-off).

5. The payroll deduction plan and employer stock option program pre-clearance exemptions under Section 4.1.3 were amended to apply to any Access Person; not just spouses. This expansion will allow consultants or other temporary workers who are Access Persons to be able to participate in employer sponsored compensation arrangements without requiring pre-clearance.

6. Section 7.4 was amended to require persons who are defined as Outside Officers/MSA Directors to complete initial and annual acknowledgement forms and securities holdings and account reports.

7. The Non-Access Person annual transaction reporting requirement in Section 7.5 of the Code was removed and replaced with an annual certification requirement. The annual certification will require Non-Access Persons to certify annually that they complied with the pre-clearance requirements of
   Section 4 of the Code, which requires Non-Access Persons to pre-clear transactions if they become aware of any Client transactions in a particular security.

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                                  EXHIBIT P(1)

MASON STREET ADVISORS, LLC
MASON STREET FUNDS, INC.
NORTHWESTERN MUTUAL SERIES FUND, INC.

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Code of Ethics

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Effective February 6, 2003



Mason Street Advisors, LLC
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

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1  INTRODUCTION..............................................................5

2  BASIC PRINCIPLES..........................................................5

3  SCOPE OF POLICY...........................................................6

  3.1  COVERED PERSONS.......................................................6
   3.1.1  ACCESS PERSONS.....................................................6
   3.1.2  INVESTMENT PERSONS.................................................6
   3.1.3  INDEPENDENT FUND DIRECTORS.........................................6
   3.1.4  OUTSIDE OFFICERS/MSA DIRECTORS.....................................6
   3.1.5  NON-ACCESS PERSONS.................................................6

  3.2  COVERED ACCOUNTS AND TRANSACTIONS.....................................7
   3.2.1  BENEFICIAL OWNERSHIP...............................................7
   3.2.2  DISCRETIONARY ACCOUNTS.............................................7

  3.3  REPORTABLE SECURITIES.................................................7

4  PRE-CLEARANCE REQUIREMENTS................................................8

  4.1  PRIOR APPROVAL OF SECURITIES TRANSACTIONS.............................8
   4.1.1  PRE-CLEARANCE......................................................8
   4.1.2  LENGTH OF APPROVAL.................................................8
   4.1.3  SECURITIES NOT REQUIRING PRE-CLEARANCE.............................8
   4.1.4  PRE-CLEARANCE STANDARDS............................................9

5  RESTRICTIONS APPLICABLE TO COVERED PERSONS...............................10

  5.1  LIMITATIONS OF PRE-CLEARANCE.........................................10

  5.2  FRONT-RUNNING........................................................10

  5.3  SCALPING.............................................................10

  5.4  TRADING PARALLEL TO A FUND OR CLIENT.................................10

  5.5  TRADING AGAINST A CLIENT.............................................11

6  RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS............................11

  6.1  DUTY TO DISCLOSE A MATERIAL INTEREST.................................11

  6.2  DUTY TO DISCLOSE MATERIAL, PUBLIC INFORMATION........................11

  6.3  SERVICE AS A DIRECTOR................................................11

  6.4  SECURITIES SOLD IN A PUBLIC OFFERING.................................11

7  REPORTING REQUIREMENTS...................................................11

  7.1  INITIAL REPORTS......................................................11

  7.2  QUARTERLY REPORTS....................................................12

  7.3  ANNUAL REPORTS.......................................................12
   7.3.1  ACKNOWLEDGEMENT FORM..............................................12
   7.3.2  DISCLOSURE OF SECURITIES HOLDINGS FORM............................12
   7.3.3  SECURITIES ACCOUNTS REPORTS.......................................12

  7.4  INDEPENDENT FUND DIRECTOR EXEMPTION..................................12

  7.5  REPORTING REQUIREMENTS FOR NON-ACCESS PERSONS........................12

8  PENALTIES FOR VIOLATIONS OF THE CODE.....................................13

9  WAIVERS BY THE CHIEF COMPLIANCE OFFICER..................................13

10  BOARD REPORTING.........................................................13

11  SCHEDULES...............................................................15

  11.1 SCHEDULE A...........................................................16

  11.2 SCHEDULE B...........................................................17

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  11.3 SCHEDULE C...........................................................19

  11.4 SCHEDULE D...........................................................20

  11.5 SCHEDULE E...........................................................21

2     INTRODUCTION

Mason Street Advisors, LLC ("MSA"), a subsidiary of The Northwestern Mutual Life Insurance Company, ("NML"), is a fiduciary that provides investment advisory services to the Mason Street Funds, Inc. and Northwestern Mutual Series Fund, Inc. (the "Funds"), which are registered investment companies, and private investment management accounts. MSA, together with the Funds, have adopted this Code of Ethics ("Code") to comply with Securities and Exchange Commission ("SEC") rules under the Investment Company Act of 1940 ("1940 Act") and the Investment Advisers Act of 1940 ("Advisers Act"). MSA and the Funds shall be referred to herein collectively as the "Companies." The Funds and private investment management accounts shall be referred to herein collectively as the "Clients."

You are required to read and understand this document. Its overall purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of the Companies. Any violation of the Code may result in disciplinary action, including termination of employment and/or referral to appropriate governmental agencies, if appropriate.

3     BASIC PRINCIPLES

The Code is based on the principle that the officers, directors, and employees of the Companies and other Access Persons and Non-Access Persons as defined below (collectively referred to herein as "Covered Persons"), owe a fiduciary duty to place the interests of Clients above their own. Further, Covered Persons must conduct their personal securities transactions in a manner which does not interfere with Client transactions, create an actual or potential conflict of interest with a Client or otherwise take unfair advantage of their relationship to the Clients. Covered Persons must adhere to this general principle as well as comply with the Code's specific provisions. Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, including the antifraud provision of Rule 17j-1 under the 1940 Act, are prohibited. In that Rule, the SEC specifically makes it unlawful for any affiliated person of the Companies in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund:

(1)   To employ any device, scheme or artifice to defraud a Fund;

(2) To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

(4)   To engage in any manipulative practice with respect to a Fund.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

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4     SCOPE OF POLICY
4.1   COVERED PERSONS

The principles contained in the Code must be observed by all Covered Persons. However, there are different categories of restrictions on personal investing activities. The category or categories in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category. The Code covers the following categories of employees:

4.1.1 ACCESS PERSONS

Access Persons are those employees of the Companies or NML who, in connection with their regular duties, make, participate in, or obtain timely information regarding the purchase or sale of a security by a Client or of any investment recommendation to a Client. Examples include having access to trading systems, portfolio accounting systems, research databases or settlement information. Access Persons may include employees in (i) MSA; (ii) Treasury and Investment Operations; (iii) Controller's Department; (iv) Information Systems; (v) Law Department; (vi) Securities Department; (vii) Audit Department; and (viii) anyone else designated by the Chief Compliance Officer. In addition, you are an Access Person if you are an officer or director of MSA or the Funds.

4.1.2 INVESTMENT PERSONS

Investment Persons are also considered Access Persons. Investment Persons are those employees of the Companies, who, in connection with their regular duties, make or participate in, the decision to purchase or sell a security for a Client or if their duties relate to the making of any recommendation to a Client to purchase or sell a security. Investment Persons include (i) portfolio managers;
(ii) research analysts; (iii) traders; and (iv) anyone else designated by the Chief Compliance Officer.

4.1.3 INDEPENDENT FUND DIRECTORS

Independent Fund Directors are also considered Access Persons. Independent Fund Directors are those members of the Board of Directors of the Funds ("Fund Board") who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act).

4.1.4 OUTSIDE OFFICERS/MSA DIRECTORS

Outside Officers/MSA Directors are also considered Access Persons. Outside Officers/MSA Directors are (i) members of the Board of Directors of MSA ("MSA Board") who are not deemed to be "interested persons" of MSA, as the term "interested person" is defined in Section 2(a)(19)(B) of the 1940 Act, for any reason other than the fact that the person is a director of MSA or knowingly has any direct or indirect beneficial interest in securities issued by MSA or the Funds, (ii) employees of US Bancorp Fund Services, LLC who are Fund officers for the purpose of making state "blue sky" filings on behalf of the Funds, and (iii) employees of NML who are assistant secretaries of MSA and who do not, in connection with their regular duties, make, participate in, or obtain timely information regarding the purchase or sale of a security by a Client or of any investment recommendation to a Client.

4.1.5 NON-ACCESS PERSONS

Non-Access Persons are those employees of the Companies or NML whose regular duties are such that they do not fall under the definition of Access Person. However, because the nature of their work is such that they have a potential to become Access Persons, these persons are subject to certain restrictions and reporting obligations as discussed in the Code.

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4.2   COVERED ACCOUNTS AND TRANSACTIONS

4.2.1 BENEFICIAL OWNERSHIP

This Code covers all of your personal securities accounts and transactions for which you may be deemed to have "beneficial ownership"1. The term "beneficial ownership" is more encompassing than you might expect as it applies to all transactions and accounts in which you have any economic interest2 and have or share investment control. For example, you are generally considered to have beneficial ownership of securities held in the name of your spouse, minor children, or relatives sharing your home. In addition, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours. However, you are not deemed to have beneficial ownership of securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, you do not have beneficial ownership of securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are a trustee, not the trustor or beneficiary) unless you have voting or investment control of its assets.

Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask the Chief Compliance Officer for guidance.

4.2.2 DISCRETIONARY ACCOUNTS

Transactions in accounts beneficially owned by you where investment discretion has been provided to a third party in a written document and for which you provide no input regarding investment decision making shall be exempt from the pre-clearance requirements contained in Section 3, if the following conditions are met3:

o You may not make any request that the discretionary account manager enter into or refrain from a specific transaction or class of transactions without first consulting with the Chief Compliance Officer and obtaining written approval prior to making such request;

o The terms of each account relationship ("Agreement"), and any amendments thereon, must be in writing and filed with the Chief Compliance Officer prior to any transactions;

o You must certify at the time such account relationship commences, and annually thereafter, that you do not have direct or indirect influence or control over the account, other than the right to terminate the account; and

o You must comply with the Reporting Requirements found in Section 7 of the Code.

4.3   REPORTABLE SECURITIES

A "Reportable Security" shall mean any security within the meaning of Section 2(a)(36) of the 1940 Act, such as common stocks, preferred stocks, closed-end investment companies, debt securities and derivative


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1 "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of ownership will apply to all securities, including debt and equity securities.


2 Excluding accounts of an unrelated Client for which advisory fees are received.


3 Any pre-existing agreements must be promptly amended to comply with these conditions.

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instruments, including futures contracts, and options on futures contracts, relating to any stock, bond or index.

REPORTABLE SECURITIES DO NOT INCLUDE: (i) securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof); (ii) high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements; (iii) shares of registered open-end investment companies ("mutual funds"); and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

5     PRE-CLEARANCE REQUIREMENTS
The provisions of Section 4 shall apply to all Access Persons, except Access Persons who are Independent Fund Directors or Outside Officers/MSA Directors. Non-Access Persons are normally exempt from the requirements of this Section 4 because they do not have knowledge of Client transactions. However, in the event a Non-Access Person becomes aware of any Client transactions in a particular security, then this Section shall apply to any transactions in Reportable Securities for which such Non-Access Person may be deemed to have beneficial ownership.

5.1   PRIOR APPROVAL OF SECURITIES TRANSACTIONS

5.1.1 PRE-CLEARANCE

Except as noted in 4.1.3 below, you cannot buy or sell any Reportable Security, without first contacting the Chief Compliance Officer, or his designee, by fax, phone, or e-mail and obtaining his approval. In addition, Investment Persons may not acquire limited partnership interests or other securities in private placements unless supporting documentation (e.g., a copy of the offering memorandum) is provided to, and written approval is obtained from, MSA's President.

5.1.2 LENGTH OF APPROVAL

A clearance is good until the close of the business day following the day clearance is granted. However, the Chief Compliance Officer may, in his or her discretion, shorten or rescind any approval if he determines it is appropriate to do so.

5.1.3 SECURITIES NOT REQUIRING PRE-CLEARANCE

The Reportable Securities and transactions enumerated below do not require pre-clearance under the Code. However, all other provisions of the Code apply, including, but not limited to: (i) the Restrictions Applicable to Access Persons in Section 5, (ii) the Restrictions Applicable to Investment Persons in Section 6, and (iii) the applicable Reporting Requirements found in Section 7 of the Code.

(1)SMALL QUANTITIES. Stock transactions of 500 shares or less (or equivalent derivatives) in a 30 day period of a company with a market capitalization of $2.5 billion or more at the time of the transaction are exempt from the pre-clearance requirement. HOWEVER, YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY, IF YOU HAVE KNOWLEDGE THAT ANY CLIENTS ARE TRADING OR CONSIDERING TRADING THE SECURITY.

(2)BROAD BASED INDICES. Any security or other investment whose value is based upon the value or changes in value of a broad-based market index, including options or derivatives based on such securities or other investments. Examples include Nasdaq-100 Index Tracking Stock (QQQ) or Standard & Poor's Depository Receipts (SPY). For the Purposes of this Code, a broad-based market index is one that contains 100 or more underlying securities. The Chief Compliance Officer may add other investments that have values tied to indices consisting of less that 100 underlying securities to this exemption on a case-by-case basis. Any such exemption will be based on the Chief Compliance Officer's determination that the investment is sufficiently liquid and actively traded such that investment transactions undertaken for Clients are unlikely to have any significant impact on the market price of such stocks. A listing of such investment will be maintained by the Chief Compliance Officer and distributed to all Access Persons as it is updated (see Schedule E).

(3)NON-VOLITIONAL TRANSACTIONS. Purchases or sales which are non-volitional on the part of the Access Person, such as securities acquired as a result of a spin-off of an entity from a company whose securities are owned by an Access Person, or the involuntary sale of securities due to a merger or as the result of a company exercising a call provision on its outstanding debt;

(4)DIVIDEND REINVESTMENT PLANS. Transactions made pursuant to dividend reinvestment plans ("DRIPs").

(5)PAYROLL DEDUCTION PLANS. Securities purchased pursuant to a payroll deduction program.

(6)EMPLOYER STOCK OPTION PROGRAMS. Transactions involving the exercise and/or purchase of securities pursuant to a program sponsored by a corporation employing the Access Person.

(7)PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

(8)TENDER OFFERS. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be pre-cleared.

(9)NOT ELIGIBLE FOR CLIENTS. Transactions in any securities that are prohibited investments for all Clients.

(10)NO INVESTMENT CONTROL. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control). For more information see Section 3.2.2.

5.1.4 PRE-CLEARANCE STANDARDS

Trades shall only be pre-cleared if it is determined that, considering all of the facts and circumstances, the transaction does not violate the provisions of Rule 17j-1, or of this Code, and there is no likelihood of harm to a Client.

Pre-clearance requests shall be reviewed against the executed transactions, open orders, and current recommendations for all Clients. No clearance shall be given for:

(1) any transaction in any security on any day during which a Client has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if the security has been disposed of by all Clients,

(2) any transaction in any security on any day on which a Client has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed, or

(3) any transaction in any security on any day on which a recommendation for such security was made by an Investment Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending. A security shall be considered to be recommended when an Investment Person, in the course of his normal business duties, communicates a buy or sell recommendation to a portfolio manager responsible for making investment decisions, and such recommendation is under active consideration by the portfolio manager.

In considering requests by Investment Persons for approval of transactions in the securities of limited partnerships and private placement securities, the Chief Compliance Officer shall consult with an executive officer of MSA. In deciding whether to approve the transaction, the Chief Compliance Officer and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the investment opportunity is being offered to the Investment Person by virtue of his or her position with the Companies.

The provisions of this Section 4.1.1 shall not apply to (1) any Client transactions that are effected in response to directives from a computer program used to simulate the performance of a market index or (2) any transactions in a Fund managed by an investment advisor other than MSA of which the Access Person has not been notified.

6 RESTRICTIONS APPLICABLE TO COVERED PERSONS

The provisions of this Section 5 shall not apply to any Client transactions that are effected in response to directives from a computer program used to simulate the performance of a market index.

6.1   LIMITATIONS OF PRE-CLEARANCE

Obtaining pre-clearance for a transaction does not guarantee compliance with the Code or the law. The fact that your transaction receives pre-clearance shows evidence of good faith, but depending upon all the facts, may not provide a full and complete defense to any accusation of violation of the Code or of the law. For example, the fact that you executed a transaction for which you received approval would not preclude a subsequent finding that front-running occurred because such activity is dependent upon your intent. Intent cannot be detected during pre-clearance, but only after a review of all the facts. In the final analysis, compliance remains the responsibility of each individual effecting personal securities transactions.

6.2   FRONT-RUNNING

You cannot front-run any trade of a Client. The term "front-run" means knowingly trading before a contemplated transaction by a Client, whether or not your trade and the Client's trade take place in the same market. Thus, you may not: (i) purchase a security if you intend, or know of MSA's intention, to purchase that security or a related security on behalf of a Client, or (ii) sell a security if you intend, or know of MSA's intention, to sell that security or a related security on behalf of a Client.

6.3   SCALPING

You cannot purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Client. Scalping is prohibited whether or not you realize a profit from such transaction.
6.4   TRADING PARALLEL TO A FUND OR CLIENT

You cannot buy a security if you know that the same or a related security is being bought contemporaneously by a Client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Client.

6.5   TRADING AGAINST A CLIENT

You cannot: (i) buy a security if you know that a Client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Client's order has either been executed or withdrawn, or (ii) sell a security if you know that a Client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Client's order has either been executed or withdrawn.

7     RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS

7.1   DUTY TO DISCLOSE A MATERIAL INTEREST

If you have a "material interest" in a security, you must disclose this information to a "disinterested supervisor" when making any recommendation or decision that might cause a Client portfolio to buy, hold or sell that security. A disinterested supervisor shall be either the Investment Person(s) with investment discretion over the applicable Client's portfolio or MSA's President. A "material interest" is any interest or relationship that is significant enough to affect your judgment, including, but not limited to, beneficial ownership of any securities, offices, directorships, or contracts.

7.2   DUTY TO DISCLOSE MATERIAL, PUBLIC INFORMATION

A portfolio manager or a research analyst may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a portfolio manager or research analyst has an affirmative duty to disclose any material, public information that comes from the company about such security in his or her possession to a "disinterested supervisor." A disinterested supervisor shall be either the Investment Person(s) with investment discretion over the applicable Client's portfolio or MSA's President.

7.3   SERVICE AS A DIRECTOR

You cannot serve as a director, trustee, or in a similar capacity for any company (excluding not-for-profit entities) unless you receive prior approval from MSA's President and he determines that your service is consistent with the interests of the Clients.

7.4   SECURITIES SOLD IN A PUBLIC OFFERING

You cannot buy securities in any initial public offering, or a secondary offering by an issuer. Purchases of open-end mutual funds are excluded from this prohibition.

8     REPORTING REQUIREMENTS
Except as noted in Section 7.4 and 7.5 below, these Reporting Requirements are applicable to all Access Persons.

8.1   INITIAL REPORTS

Upon becoming an Access Person, you must file an (i) Acknowledgement Form (Schedule A); (ii) Disclosure of Securities Holdings Form (Schedule B); and
(iii) Disclosure of Securities Accounts Form (Schedule C). These Forms must be completed and returned to the Chief Compliance Officer, or his designee, within 10 calendar days of the date you become an Access Person.

8.2   QUARTERLY REPORTS

You must report all your transactions in Reportable Securities and any new securities accounts by providing the Chief Compliance Officer, or his designee, with a completed Report of Securities Transactions and Accounts (Schedule D) within 10 calendar days after the end of each calendar quarter.

The report must include all transactions in Reportable Securities for which you may be deemed to have beneficial ownership.4 This includes securities you acquire by purchase or sale, or by other methods, such as securities acquired by gift, inheritance, vesting, stock splits, merger or reorganization of the issuer of the security. Failure to timely report transactions is a violation of Rule 17j-1 as well as the Code, and may be reported to the Fund Board and may also result, among other things, in a fine or a denial of future personal security transaction requests.

8.3   ANNUAL REPORTS

8.3.1 ACKNOWLEDGEMENT FORM

Annually by January 31, you will be asked to certify that you have complied with the Code during the preceding year by filing the Acknowledgment Form (Schedule
A) with the Chief Compliance Officer, or his designee.

8.3.2 DISCLOSURE OF SECURITIES HOLDINGS FORM

Annually by January 31, you must file a Disclosure of Securities Holdings Form (Schedule B) disclosing all of the Reportable Securities you beneficially own to the Chief Compliance Officer or his designee, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security. It should also include any securities holdings in a discretionary account (see Section 3.2.2). Your securities holding information must be current as of a date no more than 30 days before the report is submitted.

8.3.3 SECURITIES ACCOUNTS REPORTS

Annually by January 31, you must file a Disclosure of Securities Accounts Form (Schedule C) disclosing all of your beneficially owned personal securities accounts (including the name and description of each account) to the Chief Compliance Officer or his designee.

8.4   INDEPENDENT FUND DIRECTOR EXEMPTION

Independent Fund Directors are normally exempt from all the reporting requirements of this Section 7. However, an Independent Fund Director must comply with the security transaction reporting requirement under Section 7.2 if he or she knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund.

8.5   REPORTING REQUIREMENTS FOR NON-ACCESS PERSONS

Non-Access Persons are exempt from the reporting requirements of this Section 7. However, on an annual basis, a Non-Access Person must provide a certification to MSA Chief Compliance Officer stating that he or she complied with the pre-clearance requirements of Section 4 of the Code. (Section 4 requires Non-Access Persons to pre-clear transactions if they have knowledge of Client transactions in the same security.)

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4 See Sections 3.2 and 3.3 of the Code. If you have any beneficial ownership in a discretionary account, transactions in that account are treated as yours (see
Section 3.2.2 above).

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9     PENALTIES FOR VIOLATIONS OF THE CODE

Compliance with this Code is a condition of employment for each Covered Person. When potential violations of the Code come to the attention of the Chief Compliance Officer, he may investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the matter will be reviewed with senior management or other appropriate parties, and a determination will be made as to whether any sanction should be imposed as detailed below. The employee will be informed of any sanction determined to be appropriate. Any violations of the Code will not necessarily constitute violations of federal securities laws; therefore, the sanctions for violations of the Code will vary. Sanctions may be issued by (i) the Fund Board or MSA's Board, (ii) senior management, or (iii) other appropriate entity. Sanctions may include, but are not limited to, (i) warning,
(ii) fine or other monetary penalty, (iii) personal trading ban, (iv) dismissal, and (v) referral to civil or criminal authorities. Additionally, other legal remedies may be pursued.

10 WAIVERS BY THE CHIEF COMPLIANCE OFFICER

The Chief Compliance Officer may, in his discretion, after consultation with the President of MSA, waive compliance by any Covered Person with the provisions of the Code, if he finds that such a waiver: (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances; (2) will not be inconsistent with the purposes and objectives of the Code; (3) will not adversely affect the interests of any Clients or the interests of the Companies or their affiliates; and (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations. Any waiver shall be in writing and shall contain a statement of the basis for the waiver.

11     BOARD REPORTING

The Fund Board, including a majority of the Independent Fund Directors, must approve the Code, and any material changes to the Code. The Fund Board must base their approval of the Code, and any material changes to the Code, on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the provisions of Rule 17j-1 of the 1940 Act. Before approving the Code, the Fund Board must receive a certification from MSA that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. After initially approving the Code, the Fund Board must approve any material changes to the Code within six months after adoption of the material change.

The Chief Compliance Officer shall present the following reports to the Fund
Board:

(1)Not less frequently than quarterly, a written report identifying any material issues arising under the Code or related procedures, including, but not limited to, any material or recurring violations of the Code detected since the last such report with a description of the nature of the violation, the person or persons involved, and the remedial action taken;

(2)Not less frequently than quarterly, a written report identifying any material changes to the Code adopted since the last such report. Any such changes must be approved by the Fund Board, including a majority of the Fund Board who are not interested persons; and

(3)Not less frequently than annually, a written report summarizing existing procedures followed in administering the Code and a certification by MSA that the procedures are reasonably designed to prevent Access Persons from violating the Code.

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The Fund Board shall consider any issues presented by MSA as well as the certification reports described above, examine them carefully and determine whether any action (including amendment of the Code) is necessary.

12 SCHEDULES


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12.1  SCHEDULE A

INSTRUCTIONS: Please read the acknowledgement and type your name below to indicate your acceptance.

ACKNOWLEDGEMENT FORM

I hereby acknowledge receipt of a copy of the Code of Ethics for Mason Street Advisers, LLC ("MSA"), Mason Street Funds, Inc., and Northwestern Mutual Series Fund, Inc., which I have read and understand. I will comply fully with all provisions of the Code to the extent they apply to me during the period of my employment.

Additionally, I authorize any firm with whom I have securities accounts and accounts in which I have beneficial ownership, to provide MSA's Chief Compliance Officer or his designee with brokerage confirmations and statements upon MSA's request to verify compliance with the Code.

I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

TYPE NAME:

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12.2 SCHEDULE B

INSTRUCTIONS: Select the Option or Options below that apply to you. If you select Option 2 or 3, you will need to complete the applicable table below the option. All information in this report must be as of [DATE]. This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Client of Mason Street Advisers, LLC. Refer to the Code for additional information.


DISCLOSURE OF SECURITIES HOLDINGS FORM

[  ] OPTION 1:
ACCESS PERSON NAME:

As of [DATE], I have no reportable securities holdings to report.

I have reportable securities holdings to report. Following is a complete list of all such securities holdings as of [DATE]. See Option 3 if you would rather copy your account statements and forward them to Compliance. IF YOU NEED ADDITIONAL ROWS, CONTACT TED DRYDEN (X5005).

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  SECURITY NAME OR DESCRIPTION AND SECURITY CLASS    SHARES OR PRINCIPAL AMOUNT
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[  ] OPTION 3:

I have reportable securities holdings. I am fulfilling my obligation to report my holdings by sending Karen Anderson (N17NE) duplicate copies of my [DATE] account statements. Itemized below is a list of the statements I am sending. IF YOU NEED ADDITIONAL ROWS, CONTACT TED DRYDEN (X5005).
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     ACCOUNT NAME                  ACCOUNT NUMBER            CK BOX (FOR
                                                              COMPLIANCE
                                                               USE ONLY)
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12.3 SCHEDULE C


INSTRUCTIONS: Select the Option below that applies to you. If you select Option 2, you will need to complete the table below the option. This report shall set forth any securities or commodities account in which you have a direct or indirect beneficial interest, including accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Client of Mason Street Advisers, LLC. Refer to the Code for additional information.


DISCLOSURE OF SECURITIES ACCOUNTS FORM

[  ] OPTION 1
ACCESS PERSON NAME:

I have no securities accounts to report.

[  ] OPTION 2
I have securities accounts to report. Following is a complete list of all such accounts.

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                  FIRM NAME                           ACCOUNT NUMBER
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12.4  SCHEDULE D


REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS

See attached

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12.5 SCHEDULE E

ADDITIONAL INDEX RELATED INVESTMENTS THAT ARE EXEMPT FROM
PRE-CLEARANCE

1. The Dow Jones Industrial Average

2. The Inter@ctive Week Internet Index

3. German DAX Index



HOL03  197649

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